UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange
Ac
t of 1934
Date of Report (Date of earliest event reported): September 4, 2026

Consolidated Edison, Inc
.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On September 4, 2026, Consolidated Edison Company of New York, Inc. (CECONY), the New York State Department of Public Service (NYSDPS) and other parties entered into a joint proposal for a CECONY steam rate plan for the three-year period November 1, 2026 through October 31, 2029 (the Joint Proposal). The Joint Proposal is subject to approval by the New York State Public Service Commission (NYSPSC). The following table contains a summary of the Joint Proposal.

CECONY – Steam
Effective period	November 2026 – October 2029
Base rate changes	Yr. 1 – $13 million (a) Yr. 2 – $42 million (a) Yr. 3 – $39 million (a)
Capital expenditures	Yr. 1 – $ 143 million Yr. 2 – $ 127 million Yr. 3 – $ 126 million
Amortizations to income of net regulatory assets	Yr. 1 – $ 8 million (b) Yr. 2 – $ 8 million (b) Yr. 3 – $ 8 million (b)
Weather Normalization Adjustment	Continuation of a weather normalization adjustment to reflect normal weather conditions during the heating season.
Recoverable energy costs	Continuation of current rate recovery of purchased power and fuel costs.
Negative revenue adjustments	Potential charges if certain performance targets relating to service, reliability, safety and other matters are not met: Yr. 1 – $4.3 million Yr. 2 – $4.5 million Yr. 3 – $4.7 million
Regulatory reconciliations (c)

Reconciliation of expenses for pension and other postretirement benefits, variable-rate debt, property taxes (d), municipal infrastructure support costs (e) and environmental site investigation and remediation to amounts reflected in rates (f).

Net utility plant reconciliations	Yr. 1 – $2,147 million Yr. 2 – $2,165 million Yr. 3 – $2,145 million
Average rate base	Yr. 1 – $2,118 million Yr. 2 – $2,234 million Yr. 3 – $2,311 million
Weighted average cost of capital (after-tax)	Yr. 1 – 7.07 percent Yr. 2 – 7.14 percent Yr. 3 – 7.19 percent
Authorized return on common equity	9.5 percent
Earnings sharing	Most earnings above an annual earnings threshold of 10 percent are to be applied to reduce regulatory assets for environmental remediation and other costs accumulated in the rate year.
Cost of long-term debt	Yr. 1 – 4.86 percent Yr. 2 – 5.00 percent Yr. 3 – 5.10 percent
Common equity ratio	48 percent

(a)

The base rate increases shown above will be implemented on a shaped bill impact basis resulting in a consistent total bill impact of 3.5% each year with corresponding base rate increases of $26.6 million in Yr. 1; $27.5 million in Yr. 2; and $28.5 million in Yr. 3. New rates will be effective as of November 1, 2026. CECONY will begin billing customers at the new shaped rate once the Joint Proposal is approved by the NYSPSC. Any shortfall in revenues due to the timing of billing to customers will be collected through a surcharge.

(b)

Amounts reflect amortization of the protected portion of the regulatory liability for excess deferred income taxes allocable to CECONY’s steam customers over the remaining lives of the related assets ($6 million in Yr. 1; $7 million in Yr. 2; and $7 million in Yr. 3).

(c)

$0.5 million in annual steam revenue requirement ($1.5 million over three years) will be recovered through a rate adjustment mechanism, subject to refund to customers relating to the NYSDPS’ review of CECONY’s steam main welds.

(d)

If the level of actual expense for property taxes, excluding the effect of property tax refunds, varies in any rate year from the projected level provided in rates, the full amount of the variation will be recovered from or credited to customers via surcharge/surcredit. Surcharge recoveries will be subject to an annual cap that produces no more than a half percent (0.5 percent) total customer bill impact (estimated to be $3.8 million, $3.9 million, $4.0 million for Yr. 1, Yr. 2 and Yr. 3, respectively). Amounts in excess of the annual surcharge cap in a specific year may be rolled forward for recovery and will count towards the following year’s surcharge cap. Amounts in excess of the surcharge cap will be deferred as a regulatory asset for recovery in CECONY’s next steam base rate case.

(e)

In general, if actual expenses for municipal infrastructure support (other than company labor) are below the amounts reflected in rates, CECONY will defer the difference for credit to customers, and if the actual expenses are above the amount reflected in rates, CECONY will defer for recovery from customers 80 percent of the difference subject to a maximum deferral, subject to certain conditions, of 30 percent of the amount reflected in the rate plan.

(f)

In addition, the NYSDPS continues its focused operations audit to investigate CECONY’s income tax accounting. Any adjustment to CECONY’s income tax accounting ordered by the NYSPSC is expected to be refunded to or collected from customers, as determined by the NYSPSC.

The information in this report includes forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly, speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports each of Consolidated Edison, Inc. and CECONY has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: September 4, 2026